AMENDMENTS TO THE THIRD AMENDED AND RESTATED BY-LAWS
OF
PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
Article VII of the Third Amended and Restated By-Laws is amended to read as follows:
ARTICLE VII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1.MANDATORY INDEMNIFICATION.

(a)To the extent a Director or Officer (see Section 15 of this Article VII for definitions of capitalized terms used in this Article VII) has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Director or Officer does not pay, incur or assume any material Liabilities, he or she shall be indemnified by the corporation against all Liabilities incurred by or on behalf of him or her in connection therewith. The corporation shall pay or reimburse such Liabilities to the Director or Officer, or to such other person or entity as the Director or Officer may designate in writing to the corporation, within ten days after the receipt of the Director or Officer’s written request therefor, without regard to the provisions of Section 3. In the event the corporation refuses or fails to pay or reimburse such requested Liabilities, the Director or Officer may petition a court to order the corporation to make such payment pursuant to Section 4.

(b)In all cases other than those set forth in Section la hereof and subject to the conditions and limitations set forth hereinafter in this Article VII, the corporation shall indemnify and hold harmless any Director or Officer who is or was a party, or is threatened to be made a party, to any Action by reason of his or her status as a Director or Officer, and/or as to acts performed in the course of such Director or Officer’s duties to the corporation and/or an Affiliate, against Liabilities incurred by or on behalf of a Director or Officer in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action; provided, that it is not affirmatively determined by the Authority, or by a court, pursuant to Section 3 that the Director or Officer engaged in misconduct which constitutes a Breach of Duty.

(c)Notwithstanding any other provision contained in this Article VII to the contrary, the corporation shall not:

(i)indemnify against Liabilities (or advance Expenses) to a Director or Officer with respect to any Action initiated or brought voluntarily by the Director or Officer and not by way of defense, except with respect to Actions:

(A)brought to establish or enforce a right to indemnification against Liabilities (or an advance of Expenses) under Section 4, under the Statute or under any other applicable statute, law or provision;

(B)brought to establish or enforce the liability exculpation provisions of Article VIII, Article Tenth of the Certificate of Incorporation, or Section 102(b)(7) of the Delaware General Corporation Law (or any successor provision);

(C)initiated or brought voluntarily by a Director or Officer to the extent such Director or Officer is successful on the merits or otherwise in connection with such an Action; or

(D)as to which the Board determines it be appropriate.

(ii)indemnify a Director or Officer against judgments, fines or penalties incurred in a Derivative Action if the Director or Officer is finally adjudged liable to the corporation by a court (unless the court before which such Derivative Action was brought determines that the Director or Officer is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

(iii)indemnify a Director or Officer under this Article VII for any amounts paid in settlement of any Action effected without the corporation’s written consent.

(d)The corporation shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Director or Officer without the Director or Officer’s written consent. Neither the corporation nor the Director or Officer shall unreasonably withhold their consent to any such proposed settlement.

SECTION 2.ADVANCE PAYMENT OF EXPENSES. The corporation shall from time to time, or at any time, pay to or reimburse a Director or Officer, or such other person or entity as the Director or Officer may designate in writing to the corporation, Expenses incurred by or on behalf of such Director or Officer in connection with any Action in advance of the final disposition or conclusion of any such Action within ten days after the receipt of the Director or Officer’s written request therefor; provided, that the Director or Officer furnishes to the corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty and agrees in writing to repay any advances made under this Section 2 if it is ultimately determined that he or she is not entitled to be indemnified by the corporation for such Expenses pursuant to this Article VII.

SECTION 3.DETERMINATION OF RIGHT TO INDEMNIFICATION.

(a)Except as otherwise set forth in this Section 3 or in Section lc, any indemnification to be provided to a Director or Officer by the corporation under Section lb upon the final disposition or conclusion of any Action, unless otherwise ordered by a court, shall be paid or reimbursed by the corporation to the Director or Officer, or such other person or entity as the Director or Officer may designate in writing to the corporation, within sixty days after the receipt of the Director or Officer’s written request therefor. Such request shall include an accounting of all Liabilities for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 3a.

(b)Notwithstanding the foregoing, the payment of such requested indemnifiable Liabilities pursuant to Section lb may be denied by the corporation if:

(i)a Disinterested Quorum, by a majority vote thereof, affirmatively determines that the Director or Officer has engaged in misconduct which constitutes a Breach of Duty; or

(ii)a Disinterested Quorum cannot be obtained.

(c)In either event of nonpayment pursuant to Section 3b, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Director or Officer has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Director or Officer is proper pursuant to this Article VII. If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such sixty-day period and/or if indemnification of the requested amount of Liabilities is paid by the corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, if not so paid, indemnification by the corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

(d)Such independent determination shall be made, at the option of the Director or Officer seeking indemnification, by (i) a panel of three arbitrators (selected as set forth below in Section 3f from the panels of arbitrators of the American Arbitration Association) in Chicago, Illinois in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Director or Officer seeking indemnification and a Disinterested Quorum (or by the Board if a Disinterested Quorum cannot be obtained) by a majority vote thereof; or (iii) a court in accordance with Section 4.

(e)In any such determination there shall exist a rebuttable presumption that the Director or Officer has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or on such other party challenging the payment of such indemnification.

(f)If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by a Disinterested Quorum (or by the Board if a Disinterested Quorum is not obtainable) by a majority vote thereof, the second by the Director or Officer seeking indemnification and the third by the two previously selected arbitrators.

(g)To the extent practicable, the Authority shall make its independent determination hereunder within sixty days of being selected and shall simultaneously submit a written opinion of its conclusions to both the corporation and the Director or Officer.

(h)If the Authority determines that a Director or Officer is entitled to be indemnified for any Liabilities pursuant to this Article VII, the corporation shall pay such Liabilities to the Director or Officer, including interest on such amounts as provided in Section 6c, or to such other person or entity as the Director or Officer may designate in writing to the corporation, within ten days of receipt of such opinion.

(i)The Expenses associated with the indemnification process set forth in this Section 3, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the corporation.

SECTION 4.COURT-ORDERED INDEMNIFICATION AND ADVANCE PAYMENT OF EXPENSES.

(a)A Director or Officer may, either before or within two years after a determination, if any, has been made by the Authority, petition the Delaware Court of Chancery or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article VII. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. A Director or Officer may petition a court under this Section 4 either to seek an initial determination as authorized by Section 3d or to seek review of a previous determination by the Authority.

(b)The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Director or Officer has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation or such other party challenging the payment of indemnification.

(c)In the event the court affirmatively determines that a Director or Officer has engaged in misconduct which constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the corporation if it determines that the Director or Officer is otherwise fairly and reasonably entitled to such indemnification in view of all of the circumstances of such Action.

(d)In the event the corporation does not (i) advance Expenses to the Director or Officer within ten days of such Director or Officer’s compliance with Section 2; or (ii) indemnify a Director or Officer with respect to requested Liabilities under Section la within ten days of such Director or Officer’s written request therefor, the Director or Officer may petition the Delaware Court of Chancery or any other court of competent jurisdiction to order the corporation to pay such Expenses or Liabilities immediately. Such court, after giving any notice it considers necessary, shall order the corporation to immediately pay such Expenses or Liabilities if it determines that the Director or Officer has complied with the applicable provisions of Section 2 or 1a, as the case may be.

(e)If the court determines pursuant to this Section 4 that the Director or Officer is entitled to be indemnified for any Liabilities, or to the advance of Expenses, unless otherwise ordered by such court, the corporation shall pay such Liabilities or Expenses to the Director or Officer, including interest thereon as provided in Section 6c, or to such other person or entity as the Director or Officer may designate in writing to the corporation, within ten days of the rendering of such determination.

(f)The Director or Officer shall pay all Expenses incurred by such Director or Officer in connection with the judicial determination provided in this Section 4, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the corporation as authorized by this Article VII. All Expenses incurred by a Director or Officer in connection with any subsequent appeal of the judicial determination provided for in this Section 4 shall be paid by the Director or Officer regardless of the disposition of such appeal.

SECTION 5.TERMINATION OF AN ACTION IS NONCONCLUSIVE. The adverse termination of any Action against a Director or Officer by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Director or Officer has engaged in misconduct which constitutes a Breach of Duty.

SECTION 6.PARTIAL INDEMNIFICATION; REASONABLENESS; INTEREST.

(a)If it is determined by the Authority, or by a court, that a Director or Officer is entitled to indemnification against Liabilities incurred as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the corporation of such Liabilities with respect to which indemnification is sought by the Director or

Officer, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

(b)If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of a Director or Officer are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the corporation to the Director or Officer for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

(c)Interest shall be paid by the corporation to a Director or Officer at a reasonable interest rate as determined by the Authority, or by a court, for amounts for which the corporation indemnifies or advances to the Director or Officer.

SECTION 7.INSURANCE; SUBROGATION.

(a)The corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the corporation, and/or is or was serving as a Director or Officer of an Affiliate, against Liabilities asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such a Director or Officer, whether or not the corporation would have the power to indemnify him or her against such Liabilities under this Article VII or under the Statute. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation and/or any Director or Officer under this Article VII. Such insurance may, but need not, be for the benefit of all Director or Officers of the corporation and those serving as a Director or Officer of an Affiliate.

(b)In the event any Director or Officer shall receive payment from any insurance carrier and/or from the plaintiff in any Action against the Director or Officer in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this Article VII, the Director or Officer shall promptly reimburse the corporation for the amount of any such duplicate payment; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as co-insurance, retention or deductible amounts, shall not be deemed to be duplicate payments to the Director or Officer hereunder.

(c)In addition, upon payment of indemnified amounts under this Article VII, the corporation shall be subrogated to the Director’s or Officer’s rights against any insurance carrier in respect of such indemnified amounts and the Director or Officer shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation deems necessary or advisable to secure such rights. The Director or Officer shall do nothing to prejudice such rights of recovery or subrogation.

SECTION 8.WITNESS LIABILITIES. The corporation shall advance or reimburse any and all Liabilities incurred by or on behalf of a Director or Officer in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten days after the receipt of a Director or Officer’s written request therefor.

SECTION 9.CONTRIBUTION.

(a)Subject to the limitations of this Section 9, in the event the indemnification rights provided for in Section 1 of this Article VII are unavailable to any Director or Officer for any reason whatsoever, the corporation, in lieu of indemnifying the Directors or Officers, shall contribute to the amount incurred by or on behalf of the Director or Officer, whether for Liabilities and/or for reasonable Expenses in connection with any Action, in such proportion as is deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of such Action in order to reflect:

(i)the relative benefits received by the corporation and such Director or Officer as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

(ii)the relative fault of the corporation (including its other Directors, Officers, employees and/or agents) and such Director or Officer in connection with such event(s) and/or transaction(s).

(b)The relative fault of the corporation (including its other Directors, Officers, employees and/or agents), on the one hand, and of such Director or Officer, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The corporation agrees that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

(c)Directors or Officers shall not be entitled to contribution from the corporation under this Section 9 in the event it is affirmatively determined by the Authority, or by a court, that the Director or Officer engaged in misconduct which constitutes a Breach of Duty, unless a court otherwise determines.

(d)The corporation’s payment of, and the Director’s or Officer’s right to, contribution under this Section 9 shall be made and determined in accordance with, pursuant to and in the same manner as, the provisions in Sections 3 and/or 4 hereof relating to the corporation’s payment of, and the Director’s or Officer’s right to, indemnification under this Article VII.

SECTION 10.INDEMNIFICATION OF EMPLOYEES. To the extent determined appropriate by the Board, the corporation may indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the corporation and/or an Affiliate as to Liabilities incurred in connection with an Action arising out of acts performed in the course and within the scope of such employee’s, agent’s or representative’s duties to the corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute.

SECTION 11.SEVERABILITY. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify and hold harmless a Director or Officer against Liabilities incurred with respect to any Action to the fullest extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the fullest extent otherwise permitted by the Statute;

it being understood that the intention of the corporation is to provide the Director or Officers with the maximum protection against personal liability available under the Statute.

SECTION 12.NONEXCLUSIVITY OF ARTICLE VII. The right to indemnification against Liabilities and advancement of Expenses provided to a Director or Officer by this Article VII shall not be deemed exclusive of any other rights to indemnification against Liabilities and advancement of Expenses which any Director or Officer or other employee or agent of the corporation and/or of an Affiliate may be entitled under any Certificate of Incorporation and/or Bylaw provision, written agreement, resolution, vote of stockholders or disinterested Directors of the corporation or otherwise, including, without limitation, under the Statute, both as to acts in his or her official capacity as such Director or Officer or other employee or agent of the corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the corporation would have the power to indemnify against Liabilities or advance Expenses to the Director or Officer under this Article VII or under the Statute; provided that it is not determined that the Director or Officer or other employee or agent has engaged in misconduct which constitutes a Breach of Duty.

SECTION 13.NOTICE TO THE CORPORATION; DEFENSE OF ACTIONS.

(a)A Director or Officer shall promptly notify the corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification against Liabilities or advancement of Expenses hereunder, but the omission so to notify the corporation will not relieve the corporation from any liability or obligation which it may have to the Director or Officer under this Article VII or otherwise, unless and only to the extent the corporation shall have been irreparably prejudiced by such omission.

(b)With respect to any such Action as to which a Director or Officer notifies the corporation of the commencement thereof:

(i)The corporation shall be entitled to participate therein at its own expense; and

(ii)Except as otherwise provided below, to the extent that it may wish, the corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the corporation or the Director or Office) shall be entitled to assume the defense thereof, with counsel selected by the corporation (or such other indemnifying party) and reasonably satisfactory to the Director or Officer.

(c)After notice from the corporation (or such other indemnifying party) to the Director or Officer of its election to assume the defense of an Action, the corporation shall not be liable to the Director or Officer under this Article VII for any Expenses subsequently incurred by the Director or Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director or Officer shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Director or Officer unless (i) the employment of counsel by the Director or Officer has been authorized by the corporation (or such other indemnifying party); (ii) the Director or Officer shall have reasonably concluded that there may be a conflict of interest between the corporation (or such other indemnifying party) and the Director or Officer in the conduct of the defense of such Action; or (iii) the corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the corporation. The corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Director or Officer shall have made the conclusion provided for in clause (ii) above.

SECTION 14.CONTINUITY OF RIGHTS AND OBLIGATIONS. The terms and provisions of this Article VII shall continue as to a Director or Officer subsequent to his or her Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Director or Officer and the successors and assigns of the corporation, including, without limitation, any successor to the corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the corporation. Except as provided herein, all rights and obligations of the corporation and the Directors and Officers hereunder shall continue in full force and effect despite the subsequent amendment or modification of the corporation’s Certificate of Incorporation and/or Bylaws, as they are in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the corporation and/or of the Directors and Officers hereunder.

SECTION 15.CERTAIN DEFINITIONS. The following terms as used in this Article VII shall be defined as follows:

(a)“Action(s)” shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

(b)“Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

(c)“Authority” shall mean the panel of arbitrators or independent legal counsel selected under Section 3 of this Article VII.

(d)“Board” shall mean the entire then serving Board of Directors of the corporation.

(e)“Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the corporation or an Affiliate, as the case may be, and the Director or Officer’s breach of or failure to perform those duties constituted:

(i)a breach of his or her “duty of loyalty” (as further defined herein) to the corporation or its stockholders;

(ii)acts or omissions not in “good faith” (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;

(iii)a violation of Section 174 of the Delaware General Corporation Law; or

(iv)a transaction from which the Director or Officer derived a material improper direct personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

In determining whether a Director or Officer has acted or omitted to act otherwise than in “good faith,” as such term is used herein, the Authority, or the court, shall determine solely whether such Director or Officer (i) in the case of conduct in his or her “official capacity” (as further defined herein) with the corporation, subjectively believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the corporation and (ii) in all other cases, subjectively believed that his or her conduct was at least not opposed to the best interests of the corporation. For this purpose, it shall not be deemed to be an act or omission to act that is not in good faith if any Director takes any action, or inaction, in his or her official capacity, that may be, or is, deemed to be in the best interests of his or her employer. Notwithstanding any other provision of this Article VII, a Director or Officer’s conduct with respect to an employee benefit plan or trust sponsored by or otherwise associated with the corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the corporation or an Affiliate, as the case may be.
(f)“Certificate of Incorporation” shall mean the corporation’s Certificate of Incorporation, as amended and as may be further amended and/or restated from time to time.

(g)“Derivative Action” shall mean any Action brought by or in the right of the corporation and/or an Affiliate.

(h)“Director” shall mean any individual who is, was, or has agreed to become (i) a director of the corporation or (ii) a member of a committee of the Board.

(i)“Disinterested Quorum” shall mean a quorum of the Board who are not parties in interest to the subject Action or any related Action.

(j)“duty of loyalty” shall mean a breach of fiduciary duty by a Director or Officer which constitutes a willful failure to deal fairly with the corporation or its stockholders in connection with a transaction in which the Director or Officer has a material undisclosed direct personal conflict of interest. For this purpose, it shall not be deemed a breach of any Director’s duty of loyalty by reason of such Director taking action, or inaction, as a Director that may be deemed to be in the best interests of his or her employer.

(k)“Expenses” shall include, without limitation, any and all reasonable expenses, fees, costs, charges, attorneys’ fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Director or Officer in connection with the Action for which he or she is not otherwise compensated by the corporation, any Affiliate, any third party or other entity and any and all other reasonable direct and indirect costs of any type or nature whatsoever.

(l)“Liabilities” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all Expenses and any and all other liabilities of every type or nature whatsoever incurred in connection with the subject Action.

(m)“Officer” shall mean any individual who is, was or has agreed to become an officer of the corporation and/or an Affiliate.

(n)“official capacity” shall mean the office of Director or Officer in the corporation, membership on any committee of the Board of Directors, any other offices in the corporation held by a Director or Officer and any other employment or agency relationship between the Director or Officer and the corporation and “official capacity,” as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

(o)“Statute” shall mean Delaware General Corporation Law Section 145 (or any successor provisions), as the same shall then be in effect, including any amendments thereto, but, in the case of such an amendment, only to the extent such amendment permits or requires the corporation to provide broader rights to indemnification than the statute permitted or required the corporation to provide prior to such amendment.

(p)“Termination Date” shall mean the date a Director or Officer ceases, for whatever reason, to serve in an official capacity with the Company and/or any Affiliate.

Article VIII is hereby added to the Third Amended and Restated By-Laws to read as follows:
ARTICLE VIII
DEFINED TERMS FOR INTERPRETING ARTICLE TENTH OF THE CORPORATION’S CERTIFICATE OF INCORPORATION
SECTION 1.DEFINITIONS. For purposes of interpreting Article Tenth of the corporation’s Certificate of Incorporation, the following terms used therein shall have the meanings set forth below:

(a)The term “director” shall mean any individual who is, was, or has agreed to become (i) a director of the corporation and/or (ii) a member of any committee of the corporation’s board of directors.

(b)The term “duty of loyalty” shall mean a breach of fiduciary duty by the director which constitutes a willful failure to deal fairly with the corporation or its stockholders in connection with a transaction in which the director has a material undisclosed direct personal conflict of interest. For this purpose, it shall not be deemed a breach of a director’s duty of loyalty if such director takes any action, or inaction, in his or her official capacity that may be, or is, deemed to be in the best interests of his or her employer.

(c)In determining whether a director has acted or omitted to act otherwise than in “good faith,” the authority making such determination shall determine solely whether such director (i) in the case of conduct in his or her official capacity, subjectively believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the corporation and (ii) in all other cases, subjectively believed in the exercise of his or her business judgment, that his or her conduct was at least not opposed to the best interests of the corporation. For this purpose, it shall not be deemed to be an act or omission to act that is not in good faith if such director takes any action, or inaction, in his or her official capacity, that may be, or is, deemed to be in the best interests of his or her employer.

(d)The term “improper financial benefit” shall mean a material improper direct personal financial profit.

(e)The term “monetary damages” shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, all expenses and any and all other liabilities of every type or nature whatsoever incurred in connection with the subject action.

(f)The term “official capacity” shall mean the office of director, any other offices in the corporation held by the director and any other employment, representative or agency relationship between the director and the corporation, and the term “official capacity” shall not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

(g)The term “transaction” shall mean a transaction directly entered into between a director and the corporation.